MEMORANDUM OF UNDERSTANDING

      This memorandum of understanding, made this 9th day of September 1997 by and among Computer Business Sciences, Inc., a New York Corporation with its principal place of business located at 80-02 Kew Gardens Road, Kew Gardens, New York 11375 ("CBS"), Nissko Telecom Ltd., a Delaware Corporation with offices located at 7 West 45, Street, New York, New York 10036 ("LTD") and formed by Avraham Nissanian, an adult individual residing at 138-34 78th Drive, Flushing, New York 11367; Yossi Koren, an adult individual residing at 124 Audley Street, Kew Gardens, New York 11418; and Chmuel Livian, an adult individual residing at 65 Tennis Place, Forest Hills, New York 11375 (the individuals to be referred to as "Investors"), Fidelity Holdings, Inc. ("Fidelity"), a Nevada Corporation with offices at 80-02 Kew Gardens Road, Kew Gardens, New York 11375; and Robert L. Rimberg ("Rimberg") an adult individual with offices at 600 Third Avenue, New York,New York 10016

WITNESSETH THAT:

      WHEREAS, a valid agreement dated March 25, 1996 exists among CBS, Fidelity and Investors;

      WHEREAS, CBS now desires to acquire LTD in a tax free reorganization which shall include Nissko Telecom LP. ("L.P.") in which LTD is the general partner;

      WHEREAS, LTD desires to be acquired by CBS in a tax free reorganization;

      WHEREAS, Investors agree to the transactions hereby as part of a tax free reorganization;

      NOW THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants confined herein, the parties have agreed as follows:

CONDITION PRECEDENT

      This Memorandum of Understanding and any subsequent final agreement between the parties shall be null and void if the merger of Major Automotive, Inc. into Fidelity is not completed.

LEGAL ENTITIES AND OWNERSHIP


      1. Nissko Telecom Associates ("Associates") is a general partnership with CBS and L.P. as the only partners.

      2. Nissko Telecom Associates was created under the agreement dated March 25, 1996 and attached hereto as Exhibit "A".

      3. LP owns 55% of Nissko Telecom Associates and CBS owns 45% of Nissko Telecom Associates.

      4.    Investors own 55% of LTD and CBS owns 45% of LTD.

      5. Investors and Robert L. Rimberg have a 54% limited partnership interest in LP.

      6.    LTD is the general partner of LP with a 1% ownership interest.

PARTNERSHIPS WITH ASSOCIATES

      7. A copy of the Nissko-Nassim general partnership agreement between Nissko Telecom Associates and Dr. Roland Nassim and dated October 22, 1996 is annexed hereto as Exhibit "B".

      8. A copy of the Thai Tel Communication general partnership agreement between Nissko Telecom Associates and Wentworth and Stone, Inc. and dated October 17, 1996 is annexed hereto as Exhibit "C".

TRANSACTIONS TO BE COMPLETED

      9. A. It is acknowledged and agreed that there are valid business purposes for L.P. to be dissolved and accordingly, the assets and liabilities held by L.P. shall be transferred to LTD in a transaction which shall equal as a tax free event.


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

            Given the transactions that will be occurring involving Major Automotive and Fidelity, the parties involved in financing those transactions have required that L.P. be consolidated into LTD. Accordingly, this consolidation will take place as soon as practicable after the execution of a final agreement between the parties hereto.

      B. As part and parcel of the transaction to be completed, CBS shall control L.P., Associates Nissko-Nassim and Thai-Tel Communications.

      C. As consideration for the merger of LTD into CBS, CBS shall cause shares of common stock in Fidelity to be issued to the shareholders of LTD in a tax free reorganization under section 368 (a) of the Internal Revenue Code of 1986 which shall include the following;


      (i) Upon execution of this Memorandum of Understanding, 520,750 shares of common stock in Fidelity that has been paid for by the Investors and shall be distributed as follows:

Yossi Koren or his designee: 173,583

Chmuel Livian or his designee: 173,584

Avraham Nissanian or his designee: 173,583

and 2,250 shares that have been paid for by Rimberg shall be distributed upon execution of this Agreement to Rimberg during the period of two years that begin on the date of the signing of a formal Agreement covering the matters in this memorandum of understanding, none of the above shares shall be transferred in any manner, otherwise than pursuant to an available exemption from


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

registration under the Securities Act of 1933 as amended. Any transfers made in compliance with this restriction shall made subject to the voting rights of Bruce Bendell under the proxy referred to in paragraph 14 of this memorandum of understanding. Certificates representing the above shares may be endorsed with an appropriate legend reflecting the above restriction. These shares are from exercising a portion of the warrants referred to in the March 25, 1996 agreement as "1996-A Warrants";

      (ii) Upon execution of the final agreement among the parties, Investors, or their designee, shall receive 772,500 shares of common stock in Fidelity as follows:

Yossi Koren or his designee: 257,500

Chmuel Livian or his designee: 257,500

Avraham Nissanian or his designee: 257,500

and Rimberg, or his designee, shall receive 27,500 shares of common stock in Fidelity, the restrictions applicable to the shares in clause (i) of this paragraph 9.C shall also be applicable to the shares in this clause (ii);

      (iii) Upon execution of a final agreement among the parties, Investors, or their designee, shall each have the right to purchase up to one third of 206,750 warrants of the common stock of Fidelity at $1.25 per share as follows:

Yossi Koren or his designee: up to 68,917 warrants

Chmuel Livian or his designee: up to 68,917 warrants

Avraham Nisanian or his designee: up to 68,916 warrants

and Rimberg shall have the right to purchase up to 20,250 warrants of the common stock of Fidelity at $1.25 per share.


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

These warrants are the remainder of the warrants referred to in the March 15, 1996 agreement as "1996-A Warrants". All warrants, unless all monies therefor are paid to Rimberg & Associates, P.C., as escrow agent, shall automatically expire 30 days after written notification that the Fidelity SB-2 is effective. The monies for the warrants shall be held in escrow and shall not be paid to Fidelity until such time as the merger of Major Automotive into Fidelity is consummated. If, after 180 days following payment for the warrants, the merger of Major Automotive into Fidelity is not consummated, Investors and Rimberg shall have the absolute right to receive all monies paid for the warrants without further delay. The Investors shall have the right to exercise the warrants in their sole discretion. Notwithstanding the foregoing, if the Investors do not exercise the warrants, this will not otherwise affect the transactions contemplated hereby.

(iv) Notwithstanding any provision contained herein, it is agreed that prior to the issuance of the common stock as provided in 9.C.2 there shall be a full accounting if any money is owed by any party to any other party in this Agreement and such monies shall be paid before the issuance of any of the stock.

NISSKO JEWELRY TRADING

      10. On various dates and in various agreements, Investors and Nissko Jewelry Trading, Inc., acting as guarantor and/or principal, executed agreements that were for the benefit of LTD, L.P. and/or Fidelity. Upon execution of this Memorandum of Understanding, Fidelity shall cause to be placed into escrow with Rimberg 200,000 shares of common stock in Fidelity as (the "Escrowed Shares) security for Nissko Jewelry Trading, Inc. Should any attempt be made to collect any money against Nissko Jewelry Trading, Inc., or if any suit, action or proceeding of any nature is commenced against Nissko Jewelry Trading, Inc., under the various agreements, the Escrowed Shares shall secure Nissko Jewelry Trading, Inc.


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

      Notwithstanding the foregoing, Fidelity and CBS agrees to hold harmless, indemnify and defend Nissko Jewelry Trading, Inc., from any and all lawsuits, claims, proceedings, and action that may arise out of the agreements as described above.

INVESTOR' OBLIGATIONS

      11. Investors represent that Avraham Rachminov has agreed to enter into a partnership with CBS for Moscow, Russia regarding telephony computer equipment. Investors further represent that Avraham Rachminov has agreed to lend $300,000 for his participation in the partnership with CBS. As security for the loan of Avraham Rachminov, Investors shall place in escrow with Rimberg & Associates, P.C. 25,000 shares of Fidelity's stock and Fidelity shall cause Doron Cohen and Bruce Bendell to place in escrow with Rimberg & Associates, P.C. 50,000 shares of Fidelity's stock.

INDEMNIFICATION

      12. To the fullest extent permitted by law, Fidelity and CBS shall indemnify, defend, protect, and hold harmless Investors and Rimberg from and against all liabilities, damages, loses, claims, demands, lawsuits, proceedings, arbitrations, and actions of any nature whatsoever connected with L.P. and/or LTD.

AGREEMENT DATED MARCH 25, 1996

      13. At such time as the final agreement between the parties is executed or the completion of the merger of Major Automotive, Inc. into Fidelity, whichever is later, the Agreement dated March 25, 1996 and attached as Exhibit "D" shall be deemed null and void and all parties shall be released of any and all obligations, rights by investors to warrants and any stock held as collateral/security pursuant to the March 25, 1996 agreement shall be released that may have arisen thereunder.


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

PROXY

      14. Investors hereby agree that they shall give Bruce Bendell a proxy to vote up to 500,000 shares of the stock being issued under this Agreement for a period of not less than two (2) years from the execution of this Agreement.

FINAL AGREEMENT

      15. This Memorandum of Understanding shall be replaced within thirty (30) days of its execution by final agreement executed by all parties in interest.

      IN WITNESS WHEREOF the parties have hereunto executed this document the day and year first above written


Attest:                   Computer Business Science, Inc.



                          By: /s/ Doron Cohen
                             ------------------------------
                             Doron Cohen


                          By: /s/ Avraham Nissanian
                             ------------------------------
Attest:                      Avraham Nissanian



                          By: /s/ Yossi Korne
                             ------------------------------
Attest:                      Yossi Koren


                          By: /s/ Chmuel Livian
                             ------------------------------
Attest:                      Chmuel Livian


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

                          Fidelity Holdings, Inc.


                          By: /s/ Doron Cohen
                             ------------------------------
Attest:                      Doron Cohen


                          By: /s/ Robert L. Rimberg
                             ------------------------------
                             Robert L. Rimberg

Attest:                   Nissko Telecom, L.P.
                          By: Nissko Telecom Ltd.


                          By: /s/ Avraham Nissarian
                             ------------------------------
                             Avraham Nissarian


Attest:                   Nissko Telecom, Ltd.


                          By: /s/ Avraham Nissarian
                             ------------------------------
                             Avraham Nissarian


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